UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 6, 2008

UGI Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-11071	23-2668356
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

460 No.Gulph Road, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610 337-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 7.01 Regulation FD Disclosure.

On March 6, 2008, UGI Corporation issued a press release to announce that its wholly owned subsidiary, UGI Utilities, Inc., has signed a definitive agreement dated as of March 5, 2008 to acquire all of the capital stock of PPL Gas Utilities Corporation, the natural gas utility and retail propane distributor of PPL Corporation, for approximately $268 million, plus working capital.

UGI Corporation will hold a live Internet Audio Webcast of its conference call to discuss the acquisition at 4:00 PM ET on Thursday, March 6, 2008. Interested parties who wish to listen to the audio webcast both live and in replay on the Internet may do so at www.shareholder.com/ugi/medialist.cfm or at the company website www.ugicorp.com and click on Investor Relations.

A telephonic replay will be available from 7:00 PM ET on March 6, 2008 through midnight on March 9, 2008. The replay may be accessed at 888-203-1112, passcode 1565045, International 719-457-0820, passcode 1565045.

A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release of UGI Corporation dated March 6, 2008.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Corporation

March 6, 2008	By:	Margaret M. Calabrese

Name: Margaret M. Calabrese
Title: Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release of UGI Corporation dated March 6, 2008.